SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)      February 8, 2002

SMITH MICRO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia, Suite 200, Aliso Viejo, CA	92656

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code      (949) 362-5800

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURE

Item 5. Other Events.

     Our Chief Executive Officer and President and a Director of the Registrant, William Smith, and his wife, Rhonda Smith, a Director of the Registrant, have informed us that in order to diversify their investment portfolio while avoiding conflicts of interest or the appearance of any such conflicts that might arise from their positions with the Registrant, through a trust controlled by Mr. and Mrs. Smith, they have established a written sales plan in accordance with SEC Rule 10b5-1 for potentially selling a small portion of the shares they beneficially own. Specifically, we have been notified that under this plan up to 50,000 shares of the stock held by the Smith Trust may be sold, subject to certain conditions, each month during 2002, commencing February.

     The Board of Directors of the Registrant approved a corresponding amendment to the Registrant’s insider trading policy to permit its insiders to enter into these type of Rule 10b5-1 selling plans.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

	By:	/s/ William W. Smith, Jr.

Date: February 8, 2002		William W. Smith, Jr. Chief Executive Officer